EXHIBIT 10(c)

PEOPLES ENERGY CORPORATION
2004 INCENTIVE COMPENSATION PLAN

Part I. Establishment of Plan

The Peoples Energy Corporation, an Illinois corporation, hereby restates and amends its 2004 Incentive Compensation Plan (“Plan”), as set forth in this document. The Plan consists of two sub-plans: (1) the Long-Term Incentive Compensation Plan (“Long-Term Plan”), and (2) the Short-Term Incentive Compensation Plan (“Short-Term Plan”).

1. Effective Date

The Plan became effective on the date on which it was approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy. The Plan was amended August 1, 2006. and again on October 3, 2006, as effective as of January 1, 2005.

2. Term of Plan

Unless terminated sooner by the Board pursuant to Part II, Section 3(g), this Plan shall terminate on the date immediately preceding the tenth anniversary of the Plan’s effective date; no Awards or Award Opportunities shall be granted under this Plan after such date.

Part II. Common Provisions and Definitions

The following provisions shall apply to the entire Plan:

1. Administration

(a) Generally. Except to the extent that this Plan applies to the chief executive officer of the Company (“CEO”), the Plan shall be administered solely by the Compensation Committee of the Board. The Committee shall be composed of not less than three persons who shall be appointed by the Board who are “non-employee directors” within the meaning of Rule 16b-3, “independent directors” within the meaning of any applicable stock exchange rule, and, to the extent that the Board has resolved to take actions necessary to enable compensation arising with respect to awards under the Plan to constitute performance-based compensation for purposes of Section 162(m) of the Code, “outside directors” within the meaning of Section 162(m) of the Code.

With respect to the CEO, the Plan shall be administered and awards shall be granted by majority vote of the Committee, subject to ratification by a majority of all members of the Board (including members of the Committee) who are not officers or employees of the Company or a Subsidiary, who are “non-employee directors” within the meaning of Rule 16b-3, “independent directors” within the meaning of any applicable stock exchange rule, and, to the extent that the Board has resolved to take actions necessary to enable compensation arising with respect to awards under the Plan to constitute performance-based compensation for purposes of Section 162(m) of the Code, “outside directors” within the meaning of Section 162(m) of the Code. With respect to the CEO and any awards granted to the CEO hereunder, all references to the “Committee” contained in the Plan shall be deemed and construed to mean the Committee, the decisions of which shall be subject to the ratification of a majority of the directors described in the preceding sentence.

The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

(b) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include the authority, in its sole and absolute discretion, to grant awards under the Plan, prescribe agreements evidencing such awards and establish programs for granting awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i) determine the persons who are eligible to receive awards;

(ii)  determine the eligible persons to whom, and the time or times at which, awards shall be granted;

(iii) determine the types of awards to be granted;

(iv) determine the number of shares or cash to be covered by each award;

(v) impose such terms, limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

(vi) to establish objectives and conditions, if any, for earning the grant of an award.

In selecting the key employees to whom awards shall be granted, as well as determining the number of awards to be granted to key employees, the Committee shall weigh the positions and responsibilities of the individuals being considered, the nature of their services to the Company, their past, present and potential contributions to the success of the Company or its Subsidiaries, and such other factors as the Committee shall deem relevant to accomplish the purposes of the Plan.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee’s sole and absolute discretion.

(c) Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

(d) Indemnification. To the maximum extent permitted by law and the Company's charter or by-laws, the members of the Board and Committee shall be indemnified by the Company in respect of all their activities under the Plan.

(e) Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive, final, and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company, and their respective successors in interest.

2. Common Definitions

Under the Plan, when capitalized and except where the context otherwise indicates, the following definitions apply:

(a) “Affiliate” shall mean any entity, whether now or hereafter existing, that controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the voting power of the entity.

(b) “Board” or “Board of Directors” shall mean the Board of Directors of Peoples Energy Corporation.

(c) “Change in Control” shall mean:

(i)  the acquisition by any Person or Persons (as defined herein) acting in concert, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty percent (20%) or more of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock), or

(ii)  (A) the consummation of any consolidation or merger of the Company, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger hold proportionately at least fifty-five percent (55%) of the outstanding common stock of the continuing or surviving corporation, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (“Transfer Transaction”), except where (1) the Company owns all of the outstanding stock of the transferee entity or (2) the holders of the Company’s common stock immediately prior to the Transfer Transaction own proportionately at least fifty-five percent (55%) of the outstanding stock of the transferee entity, immediately after the Transfer Transaction, or (C) any consolidation or merger of the Company where, after the consolidation or merger, one Person owns one hundred percent (100%) of the shares of stock of the Company (except where the holders of the Company’s common stock immediately prior to such merger or consolidation own proportionately at least fifty-five percent (55%) of the outstanding stock of such Person immediately after such consolidation or merger); or

(iii)  a change in the members of the Board within a twenty-four (24) month period such that the individuals who are members of the Board at the beginning of such twenty-four (24) month-period cease to comprise two-thirds (2/3) of the Board members, unless the election or nomination for election by the Company’s shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the twenty-four (24) month period.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(e)	“Committee” shall mean the Compensation Committee of the Board.

(f)	“Common Stock” shall mean the common stock, no par value, of the Company.

(g) “Disability” shall mean the inability of an employee to perform substantially all the duties of his or her employment position with the Company or Subsidiary by reason of any medically determinable physical or mental impairment which is expected to be permanent and continues for more than 180 days. The Committee may require such proof of Disability as the Committee in its sole discretion deems appropriate and the Committee’s determination as to whether the award recipient is disabled shall be conclusive, final, and binding on all parties concerned.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Long-Term Plan” shall mean the Long-Term Incentive Compensation Plan, a sub-plan of this Plan.

(j) “Participant” shall mean an Employee who is actively participating in the Plan, as determined by the Committee.

(k) “Peoples” shall mean the Peoples Energy Corporation.

(l) “Performance Goals” shall mean, a target or targets of objective performance established by the Committee in its sole discretion. A Performance Goal shall be based on one or more of the following criteria: (i) total shareholder return, (ii) return on invested capital, equity, or assets, (iii) operating profit, (iv) earnings per share, (v) sales or revenues, (vi) operating expenses, (vii) Common Stock price appreciation; (viii) cash flow; (ix) increase in economic value of a Subsidiary, division, business unit, or asset or group of assets of the Company or any Subsidiary, division, or business unit; (x) pre-tax income or after-tax income, or (xi) reductions in expenses, which reductions may be expressed in terms of absolute numbers and/or as a percentage decrease. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, may be a comparison of actual performance during a performance period against budget for such period, and may be applied to one or more of the Company, or Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no award will be earned, levels of performance at which specified awards will be earned, and a maximum level of performance at which the maximum level of awards will be earned. Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority, to the extent consistent with the “qualified performance-based compensation” exception of Section 162(m) of the Internal Revenue Code and Section 1.162-27(e) of the Income Tax Regulations, to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Once a Performance Goal is established and Performance Shares are granted to key employees with respect to a Performance Cycle, the Committee shall have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of the Performance Goal.

(m) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) except that such term shall not include: (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(n) “Plan” shall mean this 2004 Incentive Compensation Plan.

(o) “Plan Year” shall mean the Peoples Energy Corporation’s fiscal year.

(p) “Rule 16b-3” shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Long-Term Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Long-Term Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

(q) “Short-Term Plan” shall mean the Short-Term Incentive Compensation Plan, a sub-plan of the Plan.

(r) “Subsidiary” shall mean any corporation more than 50 percent of the total combined voting power of which is owned by the Company or by another corporation qualifying as a Subsidiary within this definition, or by a combination of any of them.

(s) “Target Level” shall mean, with respect to (i) one or more Performance Goals established by the Committee in connection with an award under the Long-Term Plan, or (ii) one or more performance measures established by the Committee in connection with an award under the Short-Term Plan that are not Performance Goals, the level of achievement designated by the Committee as the target level of performance.

3. Additional General Provisions

(a) Governing Law. The validity, construction and effect of the Plan, of all awards and agreements hereunder, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Illinois, without regard to its conflict of laws rules and principles.

(b) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

(c) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(d) Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

(e) Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f) Withholding Taxes. The Company shall have the right to deduct from all payments under the Plan any Federal, state, or local taxes required by law to be withheld with respect to such payments.

(g) Amendment and Termination. The Board may, by resolution and without notice, at any time and from time to time, amend, revise, or terminate this Plan in whole or in part, except that no amendment or termination shall be made which would (i) impair the rights of a Participant under an award previously granted without such Participant’s consent, or (ii) extend the term of the Plan. Subject to other applicable provisions of the Plan, all awards made or payments due under the Plan prior to its termination shall remain in effect until such awards or payments have been satisfied or terminated in accordance with the Plan and the terms of such awards.

(h) Modification of Awards or Award Opportunities. The Committee may amend or modify any outstanding Award under the Long-Term Plan or Award Opportunity under the Short-Term Plan in any manner to the extent that the Committee would have had the authority to make such Award or Award Opportunity as so modified or amended provided that no amendment or modification of any outstanding Award or Award Opportunity shall impair the rights of an Award recipient without such recipient’s consent, and provided further, that in the case of any Award or Award Opportunity that is intended by the Committee to constitute performance-based compensation for purposes of Section 162(m) of the Code with respect to a Participant, the Committee shall have no discretion to modify such Award or Award Opportunity to increase the amount of compensation that would be otherwise payable to the Participant.

(i) Non-Guarantee of Employment. Nothing in the Plan or in any award agreement thereunder shall confer any right on an employee to continue in the employ of the Company or a Subsidiary or shall interfere in any way with the right of the Company or Subsidiary to terminate an employee at any time.

(j) Termination of Employment. For purposes of maintaining a Participant’s continuous status as an employee and accrual of rights under any award granted pursuant to the Plan, transfer of an employee among the Company and the Company’s Subsidiaries shall not be considered a termination of employment with the employer.

(k) Non-Uniform Determinations. The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the types, terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

(l) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any of its Subsidiaries from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases) as the Committee in its discretion determines desirable, including without limitation the granting of stock-based incentive awards otherwise than under the Plan.

(m) No Trust or Fund Created. Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Company pursuant to an award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(n) Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only upon receipt by the Secretary of the Company or a written notice given by the Participant during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

(o) Application of the Performance-Based Compensation Exception of Code Section 162(m). If and to the extent that the Committee intends that an award granted or established with respect to a “covered employee” (as defined in Section 162(m) of the Code) under either the Long-Term Plan or the Short-Term Plan constitute performance-based compensation for purposes of Section 162(m) of the Code, the Plan and the relevant agreement for such Award or Award Opportunity shall be administered and interpreted by the Committee in a manner consistent with such intent.

Part III. Long-Term Incentive Compensation Plan

1.Purpose and Types of Awards

The purpose of the Long-Term Plan is to attract, retain, and motivate strong management employees by providing additional incentive to key employees of the Company and its Subsidiaries to acquire a proprietary interest in the business of the Company and its Subsidiaries and by encouraging the interest of such persons in the financial success and growth of the Company. The Long-Term Plan contemplates the granting of Restricted Stock, Restricted Stock Units, and Performance Shares, or combinations thereof. A key employee may be granted and may hold one or more Restricted Stock Awards, Restricted Stock Unit Awards, Performance Shares, or any combination thereof under this Long-Term Plan.

2. Shares Available for the Long-Term Plan

(a) Generally. Subject to the adjustments described below, up to 700,000 Shares of Common Stock may be delivered with respect to Awards granted under the Long-Term Plan, provided, however, that no more than 350,000 shares of Common Stock may be granted for Awards that provide for vesting solely upon continued service.

(b) Cancellations, Forfeitures, Etc. If shares of Common Stock covered by Restricted Stock Awards under the Long-Term Plan are cancelled, forfeited, waived, surrendered, or terminated, or if any Restricted Stock Unit or Performance Share is cancelled, forfeited, waived, surrendered or terminated without the delivery of Common Stock, or if the recipient tenders previously-acquired shares in satisfaction of applicable withholding tax obligations, or if any shares of Common Stock covered by an Award are not delivered to the Award recipient because such shares are withheld to satisfy applicable withholding tax obligations, such shares shall again be available for further grants under the Long-Term Plan.

(c) Sources of Common Stock. The Common Stock to be delivered in payment of an Award under the Long-Term Plan may be available from authorized but unissued shares of Common Stock, treasury stock, or shares of Common Stock purchased on the open market.

(d) Individual Limitations. Subject to adjustment as provided in Part III, Section 3(e), in no event shall any individual be granted, within any one fiscal year of the Company, (i) Awards of Performance Shares and/or Restricted Stock Units, the vesting of which is contingent upon the achievement of one or more Performance Goals, or any combination thereof, covering more than 100,000 shares of Common Stock or (ii) Awards of Restricted Stock and/or Restricted Stock Units, the vesting of which is contingent solely upon continued service, or any combination thereof, in excess of 100,000 shares of Common Stock. As a condition to any Award, each recipient shall agree to continue such recipient’s employee status for such period (not less than one year) as shall be provided in the Award.

(e) Adjustment of Shares. In the event that the Committee shall determine that any reclassification, recapitalization, stock split, dividend or other distribution (whether in the form of cash, stock or other property), combination, merger, consolidation, spin-off, share exchange, repurchase or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Award recipients under the Long-Term Plan, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Long-Term Plan shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards previously granted under the Long-Term Plan, and in any other matters which relate to Awards and which are affected by the changes in the Common Stock referred to above. Pursuant to this Part III, Section 3(e), the number of shares of Peoples Common Stock distributable as Performance Shares as of the effective time (as defined under the Agreement and Plan of Merger among WPS Resources Corporation (“WPS”), Wedge Acquisition Corporation and Peoples dated as of July 8, 2006) shall be converted into the number of shares of WPS Common Stock determined by multiplying the number of shares of Peoples Common Stock distributable as Performance Shares by 0.825 (rounded down to the nearest whole share).

3. Participation

Participation in the Long-Term Plan shall be open to key employees of the Company and its Subsidiaries, as may be selected by the Committee from time to time. Directors of the Company or its Subsidiaries who are not officers or employees of the Company or its Subsidiaries shall not be eligible to become Award recipients under the Long-Term Plan. Awards may be granted to such eligible persons and for such number of shares of Common Stock as the Committee shall determine, subject to the limitations in Part III, Section 2. A grant of any type of Award made in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

4. Restricted Stock

The Committee may make grants of Restricted Stock to eligible persons, which grants may be made either alone or in addition to other Awards granted under the Long-Term Plan. Each grant of Restricted Stock under the Long-Term Plan shall be evidenced by an Award Agreement which shall comply with and be subject to the following terms and conditions:

(a) Shares of Common Stock covered by an Award Agreement shall not be sold, assigned, transferred or otherwise disposed of, mortgaged, pledged or otherwise encumbered until such shares have become fully vested pursuant to the Long-Term Plan and the applicable Award Agreement.

(b) Except as provided in this Part III, Section 4 and unless the Committee provides otherwise in the applicable Award Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends.

(c) Restricted Stock shall be issued in such form as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any stock certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2004 Incentive Compensation Plan and an Award Agreement. Copies of such Plan and Award Agreement are on file at the headquarters offices of Peoples Energy Corporation.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(d) Shares of Common Stock covered by an Award Agreement granted to a recipient shall vest in accordance with the terms of the grant; provided, however, that shares of Common Stock covered by an Award Agreement shall vest with respect to 100% of the shares covered by the Award Agreement upon the termination of the recipient’s employment by reason of death, Disability or retirement after attaining age 65 (or such earlier date as established by the Committee). In addition, the Committee may, in its sole discretion, accelerate the vesting of any or all grants of Restricted Stock under the Long-Term Plan.

(e) In the event of the termination of employment of the recipient of a grant of Restricted Stock other than by reason of death, Disability, or retirement on or after attaining age 65 (or such earlier date as determined by the Committee), the recipient shall forfeit the shares of Common Stock covered by such grant which are not vested as of the date of termination.

(f) Upon the occurrence of a Change in Control, all outstanding Restricted Stock Awards granted under the Long-Term Plan shall immediately become fully vested.

(g) Restricted Stock granted under the Long-Term Plan shall be subject to such additional provisions as may be deemed advisable by the Committee.

5. Restricted Stock Units

The Committee may make grants of Restricted Stock Units to eligible persons, which grants may be made either alone or in addition to other Awards granted under the Long-Term Plan. Each grant of Restricted Stock Units under the Long-Term Plan shall be evidenced by an Award Agreement which shall comply with and be subject to the following terms and conditions:

(a) A Restricted Stock Unit may not be sold, assigned, transferred or otherwise disposed of, mortgaged, pledged or otherwise encumbered; shares of Common Stock covered by a grant of Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered until such shares have been actually delivered to the recipient in settlement of the Restricted Stock Units to which they relate.

(b) With respect to any grant of Restricted Stock Units, the recipient of such Restricted Stock Units shall acquire no rights of a shareholder of Common Stock unless and until the recipient becomes the holder of shares of Common Stock delivered to such recipient in settlement of such Restricted Stock Units.

(c) Restricted Stock Units covered by an Award Agreement granted to a recipient shall vest in accordance with the terms of the Award Agreement, which vesting may be based (i) solely upon the continued service of the recipient, (ii) upon the achievement of one or more Performance Goals established by the Committee, or (iii) upon a combination of continued service by the recipient and the achievement of one or more Performance Goals established by the Committee. However, Restricted Stock Units covered by an Award Agreement that provides for vesting based solely on continued service shall also vest with respect to 100% of the Restricted Stock Units covered by the Award Agreement upon the termination of the recipient’s employment by reason of death, Disability or retirement after attaining age 65 (or such earlier date as established by the Committee). Further, Restricted Stock Units covered by an Award Agreement that provides for vesting based solely or in part upon the achievement of one or more Performance Goals (i) shall also vest with respect to 100% of the Restricted Stock Units covered by the Award Agreement upon the termination of the recipient’s employment by reason of death or Disability, and (ii) shall vest upon termination of the recipient’s employment by reason of retirement on or after attaining age 65 (or such earlier date as established by the Committee) as provided in the Award Agreement. In addition, the Committee may also, in its sole discretion, accelerate the vesting of any or all grants of Restricted Stock Units under the Long-Term Plan if vesting is based solely on continued service.

(d) In the event of a Restricted Stock Units recipient’s termination of employment other than by reason of death, Disability, or retirement on or after attaining age 65 (or such earlier date as determined by the Committee), the recipient shall forfeit any Restricted Stock Units that are not vested as of the date of termination.

(e) Upon the occurrence of a Change in Control, all outstanding Awards of Restricted Stock Units granted under the Long-Term Plan shall immediately become fully vested.

(f) The Committee may provide that a Restricted Stock Units recipient shall be entitled to receive an amount per Restricted Stock Unit equal in value to the cash dividend, if any, paid per share of Common Stock on issued and outstanding shares, as of the dividend payment dates occurring during the period between the date on which the Restricted Stock Units are granted to the recipient and the date on which such Restricted Stock Units are settled by the delivery of Common Stock (or are cancelled, forfeited, waived, surrendered or terminated without the delivery of Common Stock). Such paid amounts (herein called “dividend equivalents”) may, in the discretion of the Committee, be (i) paid in cash, (ii) credited to the recipient as additional Restricted Stock Units, or (iii) any combination of cash and additional Restricted Stock Units. If dividend equivalents are credited to the recipient as additional Restricted Stock Units, the number of additional Restricted Stock Units that shall be credited to a recipient with respect to any dividend on Common Stock shall not exceed the amount that is the result of multiplying the number of Restricted Stock Units credited to the recipient on the dividend record date by the dividend paid on each share of Common Stock, and then dividing this amount by the price per share of Common Stock on the dividend payment date. For this purpose, the price per share of Common Stock shall be the average of the daily high and low sales prices quoted on the New York Stock Exchange composite tape for that date. In the event no trading is reported for the dividend payment date, the price per share of Common Stock shall be the average of the high and low sales prices of Common Stock for the most recent prior date for which trading for Common Stock was reported on the NYSE composite tape. A Restricted Stock Unit credited to a recipient as a dividend equivalent shall vest at the same time as the Restricted Stock Unit to which it relates. Any credit of dividend equivalents as additional Restricted Stock Units shall be subject to the share limitations of Part III, Section 2(a).

(g) Restricted Stock Unit Awards shall be settled by the delivery to the recipient of the number of shares of Common Stock equal to the number of the recipient’s Restricted Stock Units that are vested as of the date of the recipient’s termination of employment, such delivery to occur as soon as practicable following such termination of employment or such later date as may be specified by the Committee.

(h) Awards of Restricted Stock Units granted under the Long-Term Plan shall be subject to such additional provisions as may be deemed advisable by the Committee.

6. Performance Shares

The Committee may make grants of Performance Shares to eligible persons, which grants may be made either alone or in addition to other Awards granted under the Long-Term Plan. Each grant of Performance Shares under the Long-Term Plan shall be evidenced by an Award Agreement, which shall comply with and be subject to the following terms and conditions:

(a) For each grant of Performance Shares, the Committee shall establish a Performance Cycle and Performance Goals. The attainment of the Performance Goals determined as of the last day of the Performance Cycle shall be a condition to the settlement for Common Stock of the Performance Shares so granted.

(b) Upon the expiration of the Performance Cycle, the Committee shall determine and certify the extent to which the Performance Goals have been achieved and shall determine the number of Performance Shares granted to a recipient that shall have been earned, and the Committee shall then cause to be delivered to the recipient the number of shares of Common Stock equal to the number of Performance Shares determined by the Committee to have been earned as soon as practicable thereafter or such later date as may be specified by the Committee. In no event shall such delivery occur later than the 15th day of the third month of the first calendar year following the end of the Performance Cycle.

(c) With respect to any grant of Performance Shares, the recipient of such Performance Shares shall acquire no rights of a shareholder of Common Stock unless and until the recipient becomes the holder of shares of Common Stock delivered to such recipient in settlement of such Performance Shares.

  (d) Upon a Performance Shares recipient's termination of employment by reason of death or Disability prior to the end of the relevant Performance Cycle, the Performance Goals for the recipient’s Performance Shares shall be deemed to have been achieved at Target Levels, all other terms and conditions related thereto shall be deemed to have been satisfied, and the recipient (or the recipient’s beneficiary, estate, or personal representative in the case of a deceased recipient) shall be entitled to a pro rata distribution of shares of Common Stock in settlement of the recipient’s outstanding Performance Shares. The pro rata distribution of shares of Common Stock to such recipient shall be determined by multiplying the number of shares of Common Stock that would be deliverable to the recipient in settlement of the recipient’s Performance Shares at Target Level achievement by a fraction, the numerator of which is equal to the number of full calendar months of the Performance Cycle that the recipient was employed by the Company or a Subsidiary, and the denominator of which is the number of months in the Performance Cycle. Such distribution shall occur no later than the 15th day of the third month of the first calendar year following the year in which a recipient’s employment terminates by reason of death or disability.

(e) Upon a Performance Shares recipient's termination of employment by reason of retirement on or after attaining age 65 (or such earlier date as determined by the Committee) prior to the end of the relevant Performance Cycle, the recipient (or the recipient’s beneficiary, estate, or personal representative in the case of a deceased recipient) shall be entitled to a pro rata distribution of shares of Common Stock in settlement of the recipient’s outstanding Performance Shares. The pro rata distribution of shares of Common Stock to such recipient shall be determined by multiplying the number of shares of Common Stock that would have been deliverable to the recipient in settlement of the recipient’s Performance Shares had the recipient remained a key employee through the last day of the Performance Cycle by a fraction, the numerator of which is equal to the number of full calendar months of the Performance Cycle that the recipient was employed by the Company or a Subsidiary, and the denominator of which is the number of months in the Performance Cycle. A distribution payable to a recipient by reason of this subparagraph shall be paid no later than the 15th day of the third month of the first calendar year following the recipient’s retirement.

(f) In the event of the termination of employment of a recipient of Performance Shares other than by reason of death, Disability or retirement after attaining age 65 (or such earlier date as determined by the Committee) on or before the last day of the relevant Performance Cycle, the recipient will forfeit the Performance Shares granted with respect to such Performance Cycle.

(g)  Upon the occurrence of a Change of Control, the Performance Goals of all then outstanding Performance Shares granted under the Long-Term Plan shall be deemed to have been achieved at Target Levels, all other terms and conditions related thereto shall be deemed to have been satisfied, and a recipient shall be entitled to a pro rata distribution of shares of Common Stock in settlement of the recipient’s outstanding Performance Shares. The pro rata distribution of shares of Common Stock to a recipient shall be determined by multiplying the number of shares of Common Stock that would be deliverable to the recipient in settlement of the recipient’s Performance Shares, at Target Level achievement, by a fraction, the numerator of which is equal to the number of full calendar months of the Performance Cycle that have elapsed on or before the date on which the Change of Control occurs and during which the recipient was a key employee, and the denominator of which is the number of months in the Performance Cycle. The Performance Shares of a recipient for which no delivery of common stock has been made shall be forfeited.

(h) A Performance Share may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered; shares of Common Stock covered by a grant of Performance Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered until such shares have been actually delivered to the recipient in settlement of the Performance Shares to which they relate.

(i) Performance Shares granted under this Long-Term Plan shall be subject to such additional provisions as may be deemed advisable by the Committee.

7. Additional Long-Term Plan Provisions for the Withholding of Taxes

The Company may require, as a condition to the delivery of certificates for shares issued or payments of cash to an Award recipient pursuant to the Long-Term Plan or an Award Agreement (hereinafter collectively referred to as a “taxable event”), that the recipient pay to the Company in cash any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Long-Term Plan. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to an Award recipient any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Long-Term Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such recipient to cover any such taxes. Unless the Committee specifies otherwise in an Award Agreement, a recipient may elect to pay all or a portion of the withholding tax obligation for an Award by delivering shares of Common Stock to the Company or by having shares of Common Stock withheld by the Company. If shares of Common Stock are to be withheld by the Company from shares of Common Stock otherwise to be issued in satisfaction or settlement of any Award, for purposes of satisfying withholding tax obligations, the number of shares to be so withheld shall be calculated using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the taxable event then applicable to such Award. If shares of Common Stock are to be delivered by the recipient in satisfaction or settlement of any Award, for purposes of satisfying withholding tax obligations, the number of shares so withheld shall be calculated using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the taxable event then applicable to such Award. Under procedures satisfactory to the Committee, in lieu of an actual delivery of shares of Common Stock, a recipient may satisfy any delivery requirement by presenting proof of beneficial ownership satisfactory to the Committee, in which case the Company shall withhold from the shares to be delivered in settlement of the Award such number of shares of Common Stock as shall be appropriate.

8. Long-Term Plan Definitions

Under the Long-Term Plan, when capitalized and except where the context otherwise indicates, the following definitions apply:

(a) “Award” shall mean any Restricted Stock, Restricted Stock Units or Performance Share granted under the Long-Term Plan.

(b) “Award Agreement” shall mean a written agreement between the Company and an Award recipient memorializing the terms and conditions of an Award granted pursuant to the Long-Term Plan.

(c) “Performance Cycle” shall mean the period of one year or longer established by the Committee in connection with the grant of Performance Shares.

(d) “Performance Share” shall mean a contingent right to receive a share of Common Stock in the future pursuant to the terms of a grant made under Part III, Section 6 and the relevant Award Agreement.

(e) “Performance Share Award” shall mean a grant or one or more Performance Shares pursuant to the terms of Part III, Section 6 and the relevant Award Agreement.

(f) “Restricted Stock” shall mean a share of Common Stock which is granted pursuant to, and subject to the terms of Part III, Section 4 and is subject to such additional terms and restrictions as set forth in the relevant Award Agreement.

(g) “Restricted Stock Award” shall mean a grant of one or more shares of Restricted Stock pursuant to the terms of Part III, Section 4 and the relevant Award Agreement.

(h) “Restricted Stock Unit” shall mean a contingent right to receive a share of Common Stock in the future pursuant to the terms of a grant made under Part III, Section 5 and the relevant Award Agreement.

(i) “Restricted Stock Unit Award” shall mean a grant or one or more Restricted Stock Units pursuant to the terms of Part III, Section 5 and the relevant Award Agreement.

9. Additional Provisions

(a) Incorporation of Long-Term Plan’s Terms in Award Agreement. Each Award Agreement entered into between the Company and an Award recipient with respect to an Award granted under the Long-Term Plan shall be deemed to have incorporated the terms of this Long-Term Plan and shall contain such provisions, consistent with the provisions of the Long-Term Plan, as may be established by the Committee.

(b) Listing and Registration. If the Company determines that the listing, registration or qualification upon any securities exchange or upon any quotation system or under any law, of shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such Award may be delivered by the Company in whole or in part, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Company.

(c) Compliance with Securities Law. Common Stock shall not be issued with respect to an Award granted under the Long-Term Plan unless the issuance and delivery of share certificates for such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, the Exchange Act the rules and regulations promulgated thereunder, and the requirements of any national securities exchange or quotation system upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee. All certificates for Common Stock delivered under the Long-Term Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Long-Term Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which such securities are then listed or quoted, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Part IV. Short-Term Incentive Compensation Plan

1. Purposes

1.1 The Short-Term Plan permits the awarding of annual cash bonuses to Employees of the Company, based on levels of achievement under pre-established performance measures for the following purposes:

(a) To provide to Participants meaningful incentives that will benefit shareholders and customers through improvement in performance in areas of strategic concern to the Company;

(b) To provide competitive levels of compensation to enable the Company to attract and retain people who are able to make a significant contribution to the Company’s success; and

(c)	To encourage teamwork and cooperation in the achievement of Company goals.

2. Definitions

Under the Short-Term Plan, when capitalized and except where the context otherwise indicates, the following definitions apply:

(a)  “Award Opportunity” shall mean the various levels of incentive award payouts which a Participant may earn under the Short-Term Plan, as established by the Committee pursuant to Part IV, Section 4.2 herein.

(b)  “Cause” shall mean the occurrence of any one or more of the following:

(i) The willful and continued failure by a Participant to perform substantially his or her duties (other than any such failure resulting from the Participant’s disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed his or her duties, and the Participant has failed to remedy the situation within ten (10) business days after receiving such notice;

(ii)  The Participant’s conviction for committing a felony; or

(iii) The willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company. However, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

(c) “Computed Award Amount” shall mean the amount of an award to a Participant, computed at the end of the Plan Year on the basis of levels of achievement under the preestablished corporate, divisional and/or individual measures.

(d) “Employee” shall mean a full-time, salaried employee of the Company who occupies a position in an officer salary grade.

(e)  “Final Award” shall mean the actual award earned during a Plan Year by a Participant, as determined by the Committee following the close of the Plan Year.

3. Eligibility and Participation

3.1 Eligibility. All Employees (as defined in Part IV, Section 2 herein) who are actively employed by the Company prior to April 1 of any Plan Year shall be eligible to participate in the Short-Term Plan for such Plan Year.

3.2 Participation. Participation in the Short-Term Plan shall be determined annually by the Committee based upon the criteria set forth in Part IV, Section 3.1 herein. Employees who are to be Participants in the Short-Term Plan for a Plan Year shall be so notified in writing, and shall be apprised of the performance measures and related award opportunities for the Plan Year, at the beginning of the Plan Year or as soon as is practicable.

3.3 Partial Plan Year Participation. In the event that an Employee becomes eligible to participate in the Short-Term Plan subsequent to the commencement of a Plan Year, but prior to April 1 of such Plan Year, then such Employee’s Final Award shall be prorated based upon the number of full weeks of employment with the Company during such Plan Year.

3.4 No Right to Participate. No Participant or other Employee shall at any time have a right to be selected for participation in the Short-Term Plan for any Plan Year, despite having previously participated in the Short-Term Plan.

4. Award Determination

4.1 Performance Measures. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish performance measures for that Plan Year. The performance measures may be based on any combination of corporate, divisional, and/or individual measures which must be established no later than 90 days following the commencement of the relevant fiscal year. The Committee also may establish one or more Company-wide performance measures which must be achieved for any Participant to receive an award for that Plan Year. The performance measures for any Final Awards that are intended by the Committee to qualify as performance-based compensation for purposes of Section 162(m) of the Code shall be one or more Performance Goals. After the performance measures are established, the Committee will align the achievement of performance levels with the Award Opportunities (as described in Part IV Section 4.2 herein), such that the levels of achievement under the pre-established performance measures at the end of the Plan Year will determine the Final Award amounts, subject to the Committee’s exercising discretion (as described in Part IV, Section 4.4) in the determination and certification of Final Awards for all Participants. The CEO shall have the responsibility for the designation and evaluation of divisional and/or individual performance measures, subject to the Committee’s determination of Final Award amounts.

4.2 Award Opportunities. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish an Award Opportunity for each Participant, The established Award Opportunities for a Plan Year may vary in relation to the job classifications of Participants. In the event a Participant changes job levels during a Plan Year, the Participant’s Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

4.3 Adjustment of Performance Measures. The Committee shall have the right to adjust the performance measures, including Company-wide performance measures, and the Award Opportunities (either up or down) during a Plan Year if it determines that external changes or other unanticipated business conditions have materially affected the appropriateness of the measures or have unduly influenced the Company’s or the Participant’s ability to meet levels of achievement under the measures. Further, in the event of a Plan Year of less than twelve (12) months, the Committee shall have the right to adjust the performance measures and the Award Opportunities accordingly, at its discretion.

4.4 Final Award Determinations. At the end of each Plan Year, a Final Award shall be computed by the Committee for Participants. Unless otherwise specified by the Committee, the Final Award for a Participant may vary above or below the Computed Award Amount at the sole discretion of the Committee. The Final Award for the Chief Executive Officer may be reduced by the Committee in its sole discretion below the Computed Award Amount, and may be increased by the Committee in its sole discretion above the Computed Award Amount unless prohibited under the terms of the relevant Award Opportunity guidelines.

4.5 Award Cap. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each Plan Year. The guidelines may be expressed as a percentage of corporate-wide goals or financial measures, or such other measures as the Committee shall from time to time determine. In addition, for any Plan Year, no Final Award paid with respect to such Plan Year may exceed 200% of the Participant’s base annual salary, determined as of the beginning of such Plan Year.

5. Payment of Final Awards: Form and Timing of Payment. Each Final Award payment shall be paid in cash, in one lump sum, on or before the 15th day of the third month of the first calendar year following the year in which the service giving rise to the Final Award determination is complete.

6. Termination of Employment

6.1 Termination of Employment Due to Death or Retirement. In the event a Participant’s employment is terminated by reason of death or retirement, the Final Award determined in accordance with Part IV, Section 4.4 herein, shall be reduced to reflect only participation prior to termination. Such reduced Final Award shall be determined by multiplying said Final Award by a fraction; the numerator of which is the number of full weeks of employment in the Plan Year through the date of employment termination, and the denominator of which is fifty-two (52).

The Final Award thus determined shall be paid no later than the 15th day of the third month of the first calendar year following the year in which employment termination occurred.

6.2 Termination of Employment Due to Disability. In the event a Participant’s employment is terminated by reason of Disability, the Committee, in its sole discretion, may either: (A) pay the Final Award determined in accordance with Part IV Section 4.4 herein without reduction or (B) pay a reduced amount of the Final Award, computed as determined by the Committee.

        6.3 Termination of Employment for Other Reasons. In the event the employment of a Participant is terminated for any reason other than death, Disability, or retirement after attaining age 65 (or such earlier date as established by the Committee), all of the Participant’s rights to a Final Award for the Plan Year then in progress shall be forfeited. However, except in the event of an employment termination for Cause, the Committee, in its sole discretion, may pay a prorated award for the portion of that Plan Year that the Participant was employed by the Company, computed as determined by the Committee.

7. Non-Transferability; Effect on Other Benefits

7.1 Non-transferability. No right or interest of any Participant in the Short-Term Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

7.2 Effect of Award on Employee Benefits. Except as is expressly set forth in any employee benefit plan of the Company, payment of an award to a Participant under the Short-Term Plan is special additional compensation and shall not have any effect upon any of the Participant’s employee benefits.

8. Change in Control

If a Change in Control occurs during a Plan Year for which Award Opportunities have been established, each Participant shall be entitled to payment of a prorated Computed Award Amount for such Plan Year. A Participant’s prorated Computed Award Amount shall be determined by multiplying the Participant’s Computed Award Amount determined at Target Levels by a fraction, the numerator of which is the number of full weeks in the Plan Year that have elapsed on or before the date on which the Change of Control occurs and during which the Participant was an Employee, and the denominator of which is fifty-two (52). Such amount shall be paid in cash to each Participant on or before the date which is the 15th day of the third month in the first calendar year following the date on which the Change in Control occurs.

9. Code Section 409A Compliance

This Plan has been amended in good faith reliance on Code Section 409A’s short term deferral exception. The short term deferral exception applies if all benefits are distributed by the later of 15th day of the third month after the end of the later of the corporate tax year or the individual tax year in which benefits vest and the Plan does not permit additional deferral. Prop. Reg. Preamble Section I.B. and Prop. Reg. § 1.409A-1(b)(4); IRS Notice 2005-1 Q & A 4(c). The Company’s tax year is presently October 1 through September 30. The Plan requires that all benefits to be distributed no later than the 15th day of the third month following the calendar year in which benefits vest, and the Plan does not provide for any additional deferral of benefits. As such, the Plan complies with the short term deferral exception from 409A, as described under existing law and guidance, and is not intended to provide for the deferral of income under 409A.